Exhibit 14.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-111310) of Elron Electronic Industries Ltd pertaining to the Employees’ Stock Option Plans of Elron Electronic Industries Ltd. of our report dated March 2, 2003, with respect to the consolidated financial statements of Sela Semiconductor Engineering Laboratories Ltd., included in Elron Electronic Industries Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2004.

Haifa, Israel	KOST FORER GABBAY & KASIERER
March 12, 2006	A Member of Ernst & Young Global

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